Exhibit 99.1

For immediate release:

IronClad Encryption is Granted Seven Patents from U.S. Patent Office

Houston, Texas (April 16, 2019) — IronClad Encryption Corporation (OTCQB: IRNC), a cyber defense company that secures digital assets and communications across a wide range of industries and technologies, today announced that it has received notice from the United States Patent and Trademark Office that seven of its patents have been granted.

"Having these patents granted is an important milestone for IronClad to secure its patent portfolio and deliver highly differentiated, best-in-class security products”, said JD McGraw, President and CEO of IronClad Encryption.”  Our patent portfolio is one of our greatest assets and will serve as the foundation of the company’s success for years to come.

Listed are the numbers and titles of IronClad’s recently granted patents.  Each patent has a protected life-span of 20 years through December 2038 or January 2039.

1)  US 10,154,021 B1  -  Securitization of Temporal Digital Communications with Authentication and Validation of User and Access Devices  - Dated: December 11, 2018.

2) US 10,154,031 B1  -  User-Wearable Secured Devices Provided Assuring Authentication and Validation of Data Storage and Transmission   - Dated: Dec ember 11, 2018.

3)  US 10,154,016 B1  -  Devices for Transmitting and Communicating Randomized Encrypted Data Utilizing Sub-Channels   -  Dated: December 11, 2018.

4)  US 10,154,015 B1  -  Executable Coded Cipher Keys  -  Dated: Dec ember 11, 2018.

5)  US 10,158,613 B1  -  Combined Hidden Dynamic Random-Access Devices Utilizing Selectable Keys and Key Locators for Communicating Randomized Data together with Sub-Channels and Coded Encryption Keys  -  Dated: Dec ember 18, 2018.

6)  US 10,171,435 B1  -  Devices that Utilize Random Tokens Which Direct Dynamic Random Access  -  Dated: January 1, 2019.

7)  US 10,171,444 B1  -  Securitization of Temporal Digital Communications via Authentication and Validation for Wireless User and Access Devices  -  Dated: January 1, 2019.

About IronClad Encryption Corporation:

IronClad Encryption is an X-Generation cyber defense company that secures digital assets and communications across a wide range of industries and technologies. IronClad Encryption-powered solutions use our patented Dynamic Encryption and Perpetual Authentication technologies to make all known key-based encryption technologies virtually impossible to compromise. Dynamic Encryption Technology eliminates vulnerabilities caused by exposure of any single encryption key by continuously changing encryption keys and keeping the keys synchronized in a fault-tolerant manner. Perpetual Authentication Technology uses multiple virtual channels for encryption so that in the event that one channel is compromised, the other channels maintain encryption integrity.

Together, these technologies not only eliminate the single point of failure problem created by having keys exposed through brute force, side channel, or other types of hacking attacks, but do so with very low latency and demands on system performance overhead. Developers, MSPs, MSSPs and IT organizations can now easily and effectively integrate ultra-secure authentication and encryption measures across essentially all mediums. This includes the latest processors and operating systems, legacy hardware and software, within or between networks and on compartmentalized data or entire databases. At rest or in-motion, IronClad Encryption ensures data remains safe, secure and uncompromised

Visit IronClad Encryption at www.IronCladencryption.com

Forward Looking Statements:

This press release may contain forward-looking statements that involve substantial risks and uncertainties. The information included in this release should not be used for investment purposes because statements of intent or projections of financial performance are based on assumptions that can change. In addition, events or circumstances may arise that we can neither anticipate or control. Therefore, any statements of intent or predictions of financial performance are valid only on the date of this press release. We undertake no obligation to update or revise publicly any forward-looking statements except as required by law.

Investors Contact:

Porter, LeVay & Rose, Inc.

Matthew Abenante, 212-546-4700

ironclad@plrinvest.com